                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               September 18, 2001
                        (Date of earliest event reported)


                              TEAM FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

            Securities and Exchange Commission File Number: 000-26335


            KANSAS                                     48-1017164
(State or other jurisdiction              (I.R.S. Employer Identification  No.)
 of incorporation or organization)



                 8 West Peoria, Suite 200, Paola, Kansas, 66071
               (Address of principal executive offices) (Zip Code)


           Registrant's telephone, including area code: (913) 294-9667

Item 2.  Acquisition or Disposition of Assets.

         On September 18, 2001, Team Financial, Inc. (the "Company") closed its acquisition of Post Bancorp, Inc. pursuant to an Acquisition Agreement and Plan of Merger (the "Agreement"). The Company, a financial holding company, offers full service community banking through 19 locations, seven in the Kansas City area, three in southeastern Kansas, two along the I-70 corridor, two in western Missouri, and five in the Omaha, Nebraska area. Post Bancorp, Inc., a single bank holding company, and its wholly owned bank, Colorado Springs National Bank, offers a wide range of financial products and services through its location in Colorado Springs, Colorado.

         Pursuant to the Agreement, the Company, through a wholly owned acquisition subsidiary, acquired the stock of Post Bancorp, Inc. from its shareholders. The total consideration paid to Post Bancorp, Inc.'s shareholders was $13,000,000 in the form of $11,000,000 cash and the issuance of 250,000 shares of the Company's common stock valued at $2,000,000.

Item 7.  Financial Statements and Exhibits

         a) It is impracticable to provide financial statements of Post Bancorp, Inc. at this time. In accordance with Item 7(a)(4), the Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

         b) It is impracticable to provide pro forma financial information relative to Post Bancorp, Inc. and the Company at this time. In accordance with Item 7(a)(4), the Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

         c)   Exhibits

              The Company incorporates herein by this reference the Acquisition Agreement and Plan of Merger dated April 30, 2001 among Team Financial, Inc., Team Financial Acquisition Subsidiary, Inc., and Post Bancorp, Inc., as amended, filed as Exhibit 2.1 with the Securities and Exchange Commission as part of the Team Financial, Inc. Registration Statement on Form S-1, as amended, filed on August 6, 2001 (Registration Statement No. 333-64934).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TEAM FINANCIAL, INC.

Date:  September 24, 2001                By: /s/ Michael L. Gibson
                                         -------------------------
                                         Michael L. Gibson
                                         President of Investments/
                                         Chief Financial Officer

                                       3